UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2013

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI 53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 7, 2013, Exact Sciences Corporation (the “Company”) accepted the resignation of Laura S. Stoltenberg, the Company’s Senior Vice President and Chief International Officer.  In connection with Ms. Stoltenberg’s departure, the Company and Ms. Stoltenberg entered into a separation agreement and general release (the “Separation Agreement”).

Under the terms of the Separation Agreement, Ms. Stoltenberg will receive (1) severance payments equal to 12 months of her current annual base salary, (2) a $100,000 guaranteed bonus for 2013, payable in 2014, (3) a payment of $102,500 towards the cost of an outplacement consulting package and relocation assistance, (4) continuation of group health benefits through no later than June 30, 2014, and (5) payment by the Company’s of Ms. Stoltenberg’s reasonable attorneys’ fees. Further, pursuant to the Separation Agreement, the Company and Ms. Stoltenberg agreed that Ms. Stoltenberg will retain a total of 100,000 restricted stock units, 41,250 of which will vest upon execution of the Separation Agreement, 10,000 of which will vest in March, 2014, and the balance of which will vest in twenty-four equal monthly installments beginning in April, 2014, subject to Ms. Stoltenberg’s continuing to provide consulting services pursuant to the consulting agreement described below.  Ms. Stoltenberg is forfeiting all other restricted stock unit and stock option awards.

Under the Separation Agreement Ms. Stoltenberg agreed to certain non-compete covenants and to enter into an agreement to provide consulting services to the Company for payments that in the aggregate total $120,000.

A copy of the Separation Agreement is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein.  The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 9.01.             Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: June 7, 2013	By:	/s/ Maneesh Arora
Maneesh Arora
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release between Laura S. Stoltenberg and Exact Sciences Corporation dated June 7, 2013